SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 27, 2005


                                RONCO CORPORATION
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-27471                84-1148206
 ------------------------        ---------------------   ---------------------
 (State of Incorporation)        (Commission File No.)      (I.R.S. Employer
                                                         Identification Number)


                   21344 Superior Street, Chatsworth CA 91311
               ---------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (818) 775-4602
          -------------------------------------------------------------
              (Registrant's Telephone Number, including area code)

                                Fi-Tek VII, Inc.
                     300 High Street, Denver, Colorado 80218
 ------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Section 1. Registrant's Business and Operations.

Merger of Registrant and Ronco Marketing Corporation

On June 27, 2005 (the "Effective Date"), Ronco Corporation, formerly known as Fi-Tek VII, Inc. ("we" or the "Registrant"), closed a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger dated May 20, 2005, by and among the Registrant, the FTK Insiders, Ronco Acquisition Corporation and Ronco Marketing Corporation ("RMC"), a private Delaware corporation (the "Merger Agreement"). Pursuant to the Merger Agreement, we acquired RMC by merging RMC with our wholly-owned and newly formed subsidiary Ronco Acquisition Corporation. RMC was the surviving corporation and became a wholly-owned subsidiary of the Registrant after the Effective Date of the Merger. Pursuant to the Merger
Agreement: (i) each share of our common stock issued and outstanding immediately prior to the Effective Date of the Merger remained issued and outstanding from and after the Effective Date; (ii) each share of Ronco Acquisition Corporation's common stock issued and outstanding immediately prior to the Effective Date ceased to be outstanding and was converted into one share of common stock of RMC; and (iii) each share of RMC's common stock issued and outstanding immediately prior to the Effective Date ceased to be outstanding and was converted into and exchanged for the right to receive 1.6452794 shares of our common stock. On June 29, 2005 (the "Effective Date"), the Merger became effective through the filing by the Registrant of a Certificate of Merger with the Secretary of State of the State of Delaware.

Pursuant to the terms of the Merger Agreement, on June 27, 2005, Messrs. Frank
L. Kramer and Ronald J. Miller resigned from their positions as officers and directors of the Registrant, and Messrs. A. Emerson Martin, II and Gregg A. Mockenhaupt were appointed as members of the board of directors of the Registrant. Therefore, as a result of the Merger, we experienced a change in control on June 27, 2005.

As a condition to closing the Merger, we agreed to effectuate a 1 for 89 reverse stock split of our common stock (the "Reverse Stock Split"). On June 30, 2005, the Reverse Stock Split became effective through the filing by the Registrant of an Amendment to our Certificate of Incorporation. On the Effective Date of the Merger, there were 477,613 shares (on a post-Reverse Stock Split basis) of our common stock outstanding. On the Effective Date of the Merger, we issued an aggregate of 799,999 post-Reverse Stock Split shares of our common stock (the "Merger Shares") to the shareholders of RMC. Therefore, on the Effective Date, the shareholders of RMC acquired 63% of our outstanding common stock on a fully diluted basis through the terms of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement, the form of which is attached as Exhibit 2.1 to this Report.

Section 2. Acquisition of Assets.

General

On June 30, 2005 (the "APA Closing Date"), we closed an asset purchase transaction (the "Ronco Asset Purchase") pursuant to an Asset Purchase Agreement dated December 10, 2004, as amended on June 17, 2005 and June 29, 2005, between Ronco Marketing Corporation ("RMC"), our wholly-owned subsidiary, and Ronco Inventions LLC, Popeil Inventions, Inc., RP Productions, Inc. and RMP Family Trust (collectively, the "Predecessor Entities") and Ronald M. Popeil (taken together with the Predecessor Entities, the "Sellers"), whereby RMC purchased

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substantially all the assets of the Predecessor Entities from the Sellers for a total purchase price on the APA Closing Date of $56.3 million (the "Purchase Price"). Any capitalized terms not defined herein have the meaning defined in the Asset Purchase Agreement, the form of which is attached as Exhibit 2.2 to this Report.

Assets Purchased

On the APA Closing Date we purchased all of Sellers' rights, title and interest in the assets and properties used or held for use in connection with the Business of the Predecessor Entities (collectively, the "Included Assets"). The Included Assets include, but are not limited to, certain cash and cash equivalents, the Tangible Personal Property, Personal Property Leases, Business Contracts, Intellectual Property, Licenses, URLs, Accounts Receivable, Real Property Leases, Inventory, Prepaid Expenses, Security Deposits and Credit Card Reserve Accounts (each as described in the Asset Purchase Agreement and schedules thereto) of the Predecessor Entities.

Liabilities Assumed

On the APA Closing Date we assumed certain of the liabilities of the Sellers. Such Assumed Liabilities include, but are not limited to, obligations for the cost of any Included Products (as defined in the Asset Purchase Agreement) returned after the APA Closing Date, warranty obligations on Included Products sold prior to the APA Closing Date, all accounts payable that are included in the Combined NCOAV calculation, all liabilities or obligations that arise after the APA Closing Date from or out of the performance or non-performance of certain contracts assigned to or assumed by the Company at the closing and all deposits payable that are included in the Combined NCOAV calculation. The form of the Assignment and Assumption Agreement is attached hereto as Exhibit 10.1

Purchase Price

On the APA Closing Date, the Purchase Price consisted of $40 million in cash and $16.3 million in promissory notes issued to the Sellers (the "Seller Notes"). The $40 million cash portion of the Purchase Price was funded from the proceeds of the Offering of our 5% Series A Convertible Preferred Stock (the "Preferred Stock"), as described in Section 3.02 of this Report below, which closed on June 30, 2005. There are contingencies in the Asset Purchase Agreement that could lead to an increase or decrease in the aggregate Purchase Price through the reduction in the principle amount of the Seller Notes or the assignment of accounts receivable to the Sellers. We shall, within 30 days of the APA Closing Date, complete an accounting to determine, as of the APA Closing Date, the actual combined NCOAV of the Predecessor Entities. Pursuant to this adjustment provision, the amount of the outstanding Seller Notes shall be reduced to a maximum of $15 million, and the Sellers shall be assigned accounts receivable of the Registrant in the amount by which the actual combined NCOAV is greater than $15 million. If the actual combined NCOAV is calculated to be less than $15 million, then the principal amount of the Seller Notes shall be reduced to that value. On the APA Closing Date, the estimated NCOAV was $16.3 million.

The Seller Notes

The outstanding principal amount of the Seller Notes will bear simple interest at a rate of 9.5% per annum until they are fully repaid in accordance with the terms of the notes. The entire outstanding balance and the accrued and unpaid interest thereon are due and payable on the fifth anniversary of the APA Closing Date. We are obligated to make per unit quality control payments to the Sellers and such payments will reduce the outstanding amounts on the Seller Notes. The

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per unit quality control payments are earned by the Sellers and payable by us when a unit of our products is manufactured by, for, or on behalf of us. A product shall be deemed to have been "manufactured", for the purposes of the quality control payment, no later than five (5) business days after such product is made available for us or any of our affiliates or designees to take immediate possession. The principal amount of the Seller Notes shall be reduced by the amount of such payments. The Form of Sellers Note is attached hereto as Exhibit 10.2.



Representations and Warranties; and Indemnification

The Asset Purchase Agreement contains various representations and warranties by the Sellers and us. Each of these representations and warranties will survive for 18 months after the APA Closing Date. The Sellers have agreed to indemnify us for any losses (not to exceed, in the aggregate, one million dollars) arising out of (i) any breach of any representation, warranty, covenant or agreement of the Sellers, or (ii) the assets and liabilities retained by the Sellers. However, if an indemnification obligation is due to us by any Seller, we are obligated first to offset such Seller's indemnification obligation against any amounts owed by us to such Seller under such Seller's Note.

We have agreed to indemnify the Sellers for any losses (not to exceed, in the aggregate, one million dollars) arising out of: (i) any breach of any representation, warranty, covenant or agreement of the Registrant, (ii) any liabilities we assumed, or (iii) our use, operation of or exploitation of any of the assets we purchased in the conduct of our business on or after the APA Closing Date.

Covenants

We have agreed that as long as any amounts remain outstanding under the Seller Notes, we will not, without the prior written consent of the Sellers: (i) sell, license or otherwise transfer to any person our rights in or to any of the purchased assets (except for sales of finished products in the ordinary course of business and pledges to lenders providing financing), or (ii) cease or materially curtail the manufacturing or marketing of any of the purchased assets.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Asset Purchase Agreement, the form of which is attached as Exhibit 2.2 to this Report.

Agreements with Ronald M. Popeil

On the APA Closing Date, we entered into several agreements with Mr. Ronald M. Popeil, the founder and controlling person of the Predecessor Entities, including a Consulting Services Agreement, a New Product Development Agreement and a Trademark Co-Existence Agreement. Per a separate agreement, we also will pay Mr. Popeil a percentage of the gross profits generated from the sales of our products that occur as a result of his ongoing personal appearances on QVC or other television or online shopping venues.

Consulting Agreement with Ronald M. Popeil

On the APA Closing Date, we entered into a Consulting Services Agreement with Mr. Popeil for an initial term of three years. During the term of this agreement, Mr. Popeil will not enter into any consulting services, advisory services or employment agreement, nor directly provide consulting or advisory services to any entity or person that is in direct competition with our business or in violation of the New Product Development Agreement. Under the terms of his

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consulting agreement, Mr. Popeil will consult on the development of our new products and on any products acquired by us pursuant to the New Product Development Agreement (see below). Under the terms of his consulting agreement, among other discretionary appearances, Mr. Popeil will be required to make up to three (3) long form infomercials for us covering our products and appear at and participate in the Gourmet Show and the Housewares Show.

We will pay Mr. Popeil an annual base fee of $500,000 per year, paid in equal monthly installments at Mr. Popeil's direction, for his consulting services and we will reimburse Mr. Popeil for certain business expenses incurred in connection with the Mr. Popeil's consulting activities. In addition, we will pay Mr. Popeil certain fees for personal appearances in accordance with the following schedule:

      o $10,000 per day for appearances on nationally broadcast television programs;
      o     $10,000 per day for appearances for leading national retailers;
      o     $50,000 for each infomercial produced, and
      o     $50,000 per day for the Gourmet Show and Housewares Show.

We will also provide customary indemnification to Mr. Popeil with respect to our products, appearances and other items.

Trademark Co-Existence Agreement

On the APA Closing Date, we entered into an agreement with Mr. Popeil with respect to the names "Popeil", "Ron Popeil" and the name and any form of the likeness approved by Mr. Popeil (or one of his representatives), including the image, silhouette and voice of Mr. Popeil (collectively the "Marks"). The term of this agreement will continue so long as the Marks are protected by applicable U.S. law. Mr. Popeil will retain as his sole and exclusive property, the ownership of the worldwide royalty-free perpetual rights with respect to the Marks for certain uses, including autobiographical works, various media projects, and a specific licensing arrangement. We acknowledge that we will be acquiring the Marks subject to the rights of certain third parties, including QVC, the PopeilFamilyStore.com and Marketing Development Group. Should certain events of default with respect to the Seller Notes occur, we will grant Mr. Popeil a non-exclusive license (at no cost to Mr. Popeil) to use the Marks in connection with the manufacturing, marketing and sale of certain specific new products as to which Mr. Popeil elects, pursuant to the New Product Development Agreement, to terminate the applicable patent or other intellectual property licenses held by the Registrant.

New Product Development Agreement

On the APA Closing Date, we entered into a New Product Development Agreement with Mr. Popeil and Mr. Alan Backus. Under the terms of this agreement, we will be offered a fifteen (15) day right of first refusal on all new consumer products (excluding all products that are autobiographical in nature) that are created by Mr. Popeil and Mr. Backus during the term, to the extent that Mr. Popeil owns and controls the rights to such products. Should certain events of default with respect to the Seller Notes occur, the right of first refusal described above will be suspended until such event of default is cured. The purchase price of each new product will be negotiated and agreed upon on a fair and reasonable basis. The purchase price will include the cost of any product designs, prototypes, tooling and a completed commercial or infomercial.

The New Product Development Agreement also provides the terms of purchase of a specific product currently under development by Mr. Popeil and Mr. Backus, including a specific upfront payment and a per-manufactured-unit payment to be paid up to an aggregate maximum. We will also be obligated to pay the costs for all patent filings, tooling and infomercials related to this product and will be

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obligated to reimburse the out-of-pocket expenses incurred by Mr. Popeil or Mr.
Backus in connection with the development of this product. All the intellectual property related to the product will remain with Mr. Popeil until the Seller Notes, including any accrued and unpaid interest, are paid in full.

Mr. Popeil will have creative control over all new consumer products created by Mr. Popeil and Mr. Backus and sold to us by Mr. Popeil, and control over all packaging, advertising, naming and promotion, including, without limitation, creative control over all stages of new product conception, creation, design, development and completion. Mr. Popeil and Mr. Backus have no obligation under the terms of this agreement to develop new products. Mr. Popeil will have the right to terminate the agreement if we breach any provision of the New Product Development Agreement, the Asset Purchase Agreement, the Trademark Co-Existence Agreement or the Consulting Agreement, if such breach is not cured to Mr. Popeil's reasonable satisfaction within fifteen (15) days of such breach.

The foregoing description of the agreements with Ron Popeil are not intended to be complete and are qualified in their entirety by the complete text of the agreements, forms of which are attached as Exhibits 10.3, 10.4, and 10.5 to this Report.

Section 3.02. Unregistered Sales of Equity Securities.

The Offering

On June 30, 2005, we completed the sale of 13,262,600 shares of our Preferred Stock in a private transaction with gross proceeds to us from the sale equaling $50,000,000 (the "Offering"). All of the shares sold in the Offering were offered and sold to accredited investors (as defined in Rule 501 of Regulation
D). The purchase price of the Offering shares was paid in cash. Pursuant to the terms of a Placement Agent Agreement between the Registrant and Sanders Morris Harris Inc., we paid placement agent fees in the amount of $3,500,000, plus expenses, in connection with the Offering. Under the terms of an engagement letter between the Registrant and Coll International LLC, Copper Beach Equity Partners LLC, Copperfield Equity Partners LLC and Content Holding LLC (collectively the "Advisory Group"), we paid merger and acquisition related fees of $1,800,000, plus expenses, in connection with the Offering and the Merger.

The shares of Preferred Stock issued in the Offering are restricted shares and were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder and Registrant affixed appropriate legends to the stock certificates issued in the Offering. The shares issued in the Offering are subject to Rule 144 under the Securities Act and therefore generally cannot be resold for a period of twelve months from the date of purchase. No general solicitations were made in connection with the Offering, and prior to making any offer or sale, the Registrant had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, as amended, or to contribute to payments the Placement Agent may be required to make in respect thereof. We have also agreed to indemnify and hold harmless and generally release the Advisory Group, their affiliates and their respective officers, directors and shareholders from and against any loss, claim, damage, liability or expense arising out of or in connection with the Asset Purchase Agreement, except to the extent such loss, claim, damage, liability or expense related to or resulted from the fraud, gross negligence, bad faith or willful misconduct of such party.

The foregoing descriptions of the Placement Agent Agreement and the Advisory Agreement are not intended to be complete and are qualified in their entirety by

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the complete text of those agreements, forms of which are attached as Exhibits
10.6 and 10.7 to this Report. The Form of the Registrant's Subscription Agreement for the Offering is attached hereto as Exhibit 10.8

Use of Proceeds

The net proceeds from the Offering, after deducting the Placement Agent's fees, will be approximately $46.5 million. We will use the net proceeds from the Offering to fund the cash requirements of the Ronco Asset Purchase and the Merger and to pay all associated transaction expenses. We also paid all of our costs and expenses, and certain of those of the Placement Agent, in connection with the Offering, including, but not limited to, all expenses related to the costs incurred to prepare, reproduce or print the confidential memorandum, legal expenses, accounting expenses and other costs incurred to qualify the Offering for sale under state securities laws. The remaining net proceeds from the Offering of approximately $0.810 million will be used for general corporate purposes.

Warrants

In connection with the Offering, the Registrant issued to the Placement Agent, 266,667 warrants to purchase our common stock at an exercise price of $3.77 per share under the terms of the Placement Agent Agreement. The warrants have a five-year term, and contain standard and customary registration rights and anti-dilution provisions. The form of the Placement Agent Warrant is attached hereto as Exhibit 10.9.

Registration Rights Agreement

At the closing of the Offering, the Registrant and the subscribers in the Offering executed a registration rights agreement (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, as promptly as reasonably practicable after the Closing of the Offering, but in no event more than 30 days thereafter, we are obligated to file a shelf registration statement covering the resale of the shares of common stock into which the shares of Preferred Stock purchased in the Offering are convertible. We are obligated to use our best efforts to cause such registration statement to be declared effective within 90 days after the closing of the Offering. In the event that we are unable to meet these filing and effectiveness deadlines, we will be obligated to make cash payments to the shareholders who are parties to the Registration Rights Agreement, as liquidated damages, an amount equal to one percent (1%) of the per share price of the Preferred Stock offered in the Offering per month that we have not cured such deadline default.

The foregoing description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by the complete text of that agreement, the form of which is attached as Exhibit 10.10 to this Report.

Mr. Richard F. Allen, Sr. will receive the right to purchase 800,313 restricted shares of our common stock pursuant to a Restricted Stock Purchase Agreement (the "Allen Grant Shares") at a price of $0.01 per share. The Allen Grant Shares shall be restricted shares and as such any future sales by Mr. Allen must be pursuant to a then effective registration statement under the Securities Act of 1933 or be pursuant to a valid exemption from such registration.

Mr. Warshawsky will receive the right to purchase 160,063 restricted shares of our common stock pursuant to a Restricted Stock Purchase Agreement (the "Warshawsky Grant Shares") at a price of $0.01 per share. The Warshawsky Grant Shares shall be restricted shares and as such any future sales by Mr. Warshawsky must be pursuant to a then effective registration statement under the Securities Act of 1933 or be pursuant to a valid exemption from such registration.

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Mr. Gilbert Azafrani will receive the right to purchase 160,063 restricted shares of our common stock pursuant to a Restricted Stock Purchase Agreement (the "Azafrani Grant Shares") at a price of $0.01 per share. The Azafrani Grant Shares shall be restricted shares and as such any future sales by Mr. Azafrani must be pursuant to a then effective registration statement under the Securities Act of 1933 or be pursuant to a valid exemption from such registration.

Section 5.01. Changes in Control

See the disclosure in Section 1 above for a description of the Change of Control that occurred as a result of the Merger Agreement.

Section 5.02. Departure and Appointment of Directors and Principal Officers.

Directors

On June 27, 2005, the closing date of the Merger, the Board of Directors of the Registrant appointed A. Emerson Martin, II and Gregg A. Mockenhaupt to serve as directors of the Registrant to fill vacancies on its Board of Directors.

On June 27, 2005, the closing date of the Merger, Mr. Frank L. Kramer and Mr. Ronald J. Miller resigned as Directors and officers of the Registrant. There were no disputes or disagreements between the Registrant and Mr. Kramer or Mr. Miller.

On June 28, 2005, the Board of Directors of the Registrant appointed Harold D. Kahn, and Anthony C. Brown to serve as directors of the Registrant to fill vacancies on its Board of Directors.

On June 30, 2005, the Board of Directors of the Registrant appointed Richard F. Allen, Sr. to serve as a director of the Registrant to fill a vacancy on its Board of Directors.

The following is biographical information of the persons appointed to the Board of Directors of the Registrant, as identified above.

A. Emerson Martin, II - 55; Mr. Martin is a Managing Director at Sanders Morris Harris Inc., a full-service investment bank, based in Houston, Texas. Prior to joining Sanders Morris Harris Inc., he was head of investment banking at Touchstone Group, a transnational financial services firm with operations in the U.S. and the Arabian Gulf. Previously, he was head of investment banking at Spencer Trask and a Senior Managing Director at Donaldson, Lufkin, & Jenrette and First Albany where he was involved with various public and private financings and mergers & acquisitions work. Mr. Martin started his corporate finance career at Smith Barney. Mr. Martin received a Bachelor of Arts degree from Union College and a Masters in Business Administration from Columbia University.

Gregg A. Mockenhaupt - 35; Mr. Mockenhaupt is a Managing Director at Sanders Morris Harris Inc., a full-service investment bank, based in Houston, Texas. Prior to joining Sanders Morris Harris Inc., Mr. Mockenhaupt served as a Managing Director at Crest Advisors, LLC, a boutique investment banking firm, and as a Managing Director at Crest Communications Holdings LLC, a private investment firm managing approximately $160 million in capital focused on the communications industries. Previously, Mr. Mockenhaupt was a member of Smith Barney Inc.'s Advisory Group, where he was involved with a breadth of merger &

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acquisition transactions and financial restructurings. Mr. Mockenhaupt has served on the board of directors for several private and public companies and is currently a director of TeraBurst Networks, Inc., d/b/a QualCore Logic.

Harold D. Kahn - 59; From March 2004 to the present, Mr. Kahn has been an independent retail consultant. For nearly 30 years, Mr. Kahn served in a variety of capacities for R. H. Macy & Co., Inc. and its successor, Federated Department Stores. Most recently, he was the Chairman and Chief Executive Officer of Macy's East, a position he held since 1994 and for which he had full operating responsibility for a $5 billion, 90 branch retail business. Prior to 1994, Mr. Kahn served in a succession of senior executive roles within Macy's / Federated, including: President of Montgomery Ward (1992 - 1994), Chairman and Chief Executive Officer of Macy's South & Bullock's (1989 - 1992), Chairman and Chief Executive Officer of Macy's California (1985 - 1989), and President of Macy's Atlanta (1981 - 1985). Mr. Kahn received a Bachelors degree in Business Administration from City College of New York and a Masters in Business Administration from the University of Maryland.

Anthony C. Brown - 62; Mr. Brown has over 35 years of direct marketing experience in the cosmetics, household goods and telecommunications services businesses. Most recently, Mr. Brown was the President and CEO at Directone, Inc., a privately-held diversified direct response company marketing telecommunications and continuity clubs in four product categories with annual revenues in excess of $100 million. Prior to that, Mr. Brown served as Executive Vice President at GRI Corporation, a $90 million publicly-held direct marketing company offering brand name cosmetics, household packaging goods and tabletop merchandise. Mr. Brown started his career as a Vice President at the Capitol Record Club in 1968. Mr. Brown received a Bachelor of Science degree from California State University, at Northridge, California.

Richard F. Allen, Sr. - 57; On June 30, 2005, Mr. Allen was appointed as our Chief Executive Officer and President. From February 2005 to June 30, 2005, Mr. Allen was the Chief Executive Officer and President of the Predecessor Entities. Mr. Allen has more than 30 years of experience in international marketing, product development, sourcing, manufacturing, international and domestic retail sales, brand management, financing, exporting and importing. Mr. Allen has served in various executive positions with Milliken & Company (New York), West Point Pepperell (New York), and most recently the President and Chief Executive Officer of Design Textiles International, LLC, a privately held company engaged in the distribution and manufacturing of textile products sourced in Korea, China and India in an alliance with Li & Fung (Hong Kong). Previously, Mr. Allen was the President of American Marketing & Events, Inc. Mr. Allen graduated from the University of Arizona with a degree in economics and a Masters degree in International Management (MIM) from the American Graduate School of International Management.

One July 1, 2005, the Registrant, acting as the sole shareholder of its wholly-owned subsidiary, Ronco Marketing Corporation ("RMC"), removed the board of directors of RMC and appointed Richard F. Allen, Harold D. Kahn, Anthony C. Brown, A. Emerson Martin, II and Gregg A. Mockenhaupt to fill the vacancies on the board of directors of RMC, and such five persons now comprise the full board of directors of RMC.

Principal Officers

On June 27, 2005, Mr. Evan J. Warshawsky was appointed to serve as the Chief Financial Officer, Vice President and Secretary of the Registrant. On June 30, 2005, the Board of Directors of the Registrant appointed Mr. Richard F. Allen, Sr. to serve as the Chief Executive Officer and President of the Registrant.

The biographical information of Richard F. Allen, Sr. is disclosed above. The following is biographical information of Mr. Evan J. Warshawsky:

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Evan J. Warshawsky - 45; Mr. Warshawsky joined Ronco Inventions, LLC in 2002 as its Executive Vice President with responsibilities for operations and IT systems, and served as its President from May 2003 until February 2005. In this capacity, Mr. Warshawsky has had responsibility for substantially all of the operations of the Predecessor Entities, including media, customer service, sourcing, fulfillment and marketing. Since February 2005, Mr. Warshawsky has had primary responsibility for the financial operations of the Predecessor Entities. Previously, Mr. Warshawsky was employed by Skycastle Entertainment, Inc., NBC's in-house promotions company. Mr. Warshawsky graduated from the University of California at Los Angles with a Bachelor of Arts degree in Economics. Mr. Warshawsky is a certified public accountant.

On June 30, 2005, the board of directors of RMC, the Registrant's wholly-owned subsidiary, appointed Richard F. Allen, Sr. as Chief Executive Officer and President of RMC and Evan J. Warshawsky as Chief Financial Officer, Vice President and Secretary of RMC.

No director, executive officer, promoter or control person of the Registrant has, within the last five years: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated. There are no family relationships among any directors and executive officers of the Registrant.

Board Committees

Our Board of Directors will form certain Committees, including Compensation, Audit and Nominating and Governance Committees. Each member of the Compensation, Audit and Nominating and Governance Committees will be determined by the Board of the Directors to be "independent" within the meaning of Nasdaq Rule 4200(a)(15) and, in addition, each member of the Audit Committee will be "independent" within the meaning of applicable rules and regulations of the Securities and Exchange Commission regarding the independence of audit committee members. Copies of the charters of our Board committees will become available on our website, www.ronco.com, after they have been approved by our Board.

Compensation Committee. The Compensation Committee will be charged with recommending to the Board the compensation for our executives and administering our stock incentive and benefit plans.

Audit Committee. The Audit Committee will be charged with, among other things, the appointment of independent auditors of the Registrant, as well as discussing and reviewing with the independent auditors the scope of the annual audit and results thereof, pre-approving the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee will also review interim financial statements included in our quarterly reports and will review documents filed with the SEC.

Nominating and Governance Committee. The Nominating and Governance Committee will be charged with assisting the Board in its selection of individuals as nominees for election to the Board at annual meetings of our stockholders and to fill any vacancies or newly created directorships on the Board.

Code of Business Conduct and Ethics

We will adopt a Code of Business Conduct and Ethics applicable to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller) and employees. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments or waivers from any provision of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller by either filing a Form 8-K or posting this information on our website within five days business days following the date of amendment or waiver. Our website address is www.ronco.com. A copy of the Code of Business Conduct and Ethics will become available on our website, after it has been approved by the Board.

Corporate Governance Guidelines

We will adopt Corporate Governance Guidelines applicable to our Board of Directors. Among other things, our Corporate Governance Guidelines will: (i) establish a Lead Director position on the Board and define the role of the Lead Director, (ii) require non-management Board members to meet independently of management directors on a periodic basis, (iii) set qualification standards for prospective Board members, (iv) require the Board to annually evaluate its effectiveness and the effectiveness of management, (v) define director independence, and (vi) establish a minimum number of meetings per year for the Board and its committees. A copy of the Corporate Governance Guidelines will become available on our website www.ronco.com, after the guidelines have been approved by the Board.

Compensation of Directors

Each member of our board of directors who is not an employee of the Registrant (a "non-employee director") will receive an annual retainer of $20,000 and will receive $1,500 for each meeting of our board of directors attended in order to defray travel expenses. Under our 2005 Stock Incentive Plan that we intend to implement following the APA Closing, each non-employee director will be granted annually an option to purchase 10,000 shares of our common stock on the day following our annual meeting of shareholders, with an exercise price per share equal to the fair market value of our common stock on such date. Each such option will have a ten year term and will vest with respect to one-third of the common stock subject thereto on the date of the next three annual meetings of shareholders.

Our employee directors will not receive any additional compensation for serving on our board of directors or any committee of our board of directors, and our non-employee directors do not receive any compensation from us other than the retainer, attendance fees and stock option grants described above.

Employment Agreements With Key Personnel

Employment Agreement with Richard Allen

On the APA Closing Date, we entered into an employment agreement with Richard F. Allen, Sr. (the "Allen Employment Agreement") which has an initial term of four
(4) years. Mr. Allen will serve as our President and Chief Executive Officer and will be a member of our board of directors. Mr. Allen will receive a base salary of $250,000 per year and will be entitled to a discretionary bonus of up to $600,000 per year. The amount of Mr. Allen's bonus will be determined by the Compensation Committee of the board of directors and will be based upon the achievement of certain financial milestones as determined by the Compensation Committee.

On the Effective Date (as defined in the Allen Employment Agreement), we paid Mr. Allen a one-time cash bonus of $315,000 in consideration of his role in the successful consummation of the APA Closing. Mr. Allen has the right to purchase 800,313 restricted shares of our common stock pursuant to a Restricted Stock Purchase Agreement (the "Allen Grant Shares") at a price of $0.01 per share. The Allen Grant Shares shall be issued incrementally with 60% of those shares being issued on the Effective Date, and an additional 20% being issued on each of the first two anniversaries of the Effective Date. The Allen Grant Shares shall be subject to an option of the Registrant to repurchase the Allen Grant Shares at $0.01 per share exercisable upon the termination of Mr. Allen's employment voluntarily or for "Cause", or if certain performance targets are not satisfied. The Allen Grant Shares shall be restricted shares and as such any future sales by Mr. Allen must be pursuant to a then effective registration statement under the Securities Act of 1933 or be pursuant to a valid exemption from such registration. In addition, our option to repurchase the Allen Grant Shares will immediately lapse if Mr. Allen's employment is terminated without "Cause".

Mr. Allen's employment agreement would be terminated under the terms of that agreement upon the death or disability of Mr. Allen. If we terminate Mr. Allen's employment for "Cause" (as defined in the agreement) or if Mr. Allen terminates his employment voluntarily for any reason before the end of the term, Mr. Allen will be entitled to receive his base salary through the date his employment terminates, determined without regard to pro rata bonus. If Mr. Allen's employment is terminated by us without "Cause" then he will be entitled to receive: (i) base salary through the termination date; (ii) a single sum payment equal to as much as $1,000,000; and (iii) reimbursement for the cost of up to the first twelve months of continuing group health plan coverage which Mr. Allen and his covered dependents receive pursuant to COBRA.

The foregoing description of the Allen Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of that agreement, the form of which is attached as Exhibit 10.11 to this Report.

Employment Agreement with Evan J. Warshawsky

On the APA Closing Date, we entered into an employment agreement with Evan Warshawsky (the "Warshawsky Employment Agreement") which has an initial term of three (3) years. Mr. Warshawsky will serve as our Chief Financial Officer. Mr. Warshawsky will receive a base salary of $200,000 per year and will be entitled to a discretionary bonus of up to $300,000. The amount of Mr. Warshawsky's bonus will be determined by the Compensation Committee based upon the achievement of certain financial milestones as determined by the Compensation Committee.

On the Effective Date (as defined in the Warshawsky Employment Agreement), we will pay Mr. Warshawsky a one-time cash bonus of $150,000 in consideration of his role in the successful consummation of the APA Closing. In addition, Mr. Warshawsky will receive the right to purchase 160,063 restricted shares of our common stock pursuant to a Restricted Stock Purchase Agreement (the "Warshawsky Grant Shares") at a price of $0.01 per share. The Warshawsky Grant Shares shall be subject to an option of the Registrant to repurchase the Warshawsky Grant Shares at $0.01 per share exercisable upon the termination of Mr. Warshawsky's employment voluntarily or for "Cause", which option shall lapse with respect to 50% of the Warshawsky Grant Shares on the Effective Date and 25% of the Warshawsky Grant Shares on each of the first two anniversaries of the Effective Date. The Warshawsky Grant Shares shall be restricted shares and as such any future sales by Mr. Warshawsky must be pursuant to a then effective registration statement under the Securities Act of 1933 or be pursuant to a valid exemption from such registration. In addition, our option to repurchase the Warshawsky Grant Shares will immediately lapse if Mr. Warshawsky's employment is terminated without "Cause".

Mr. Warshawsky's employment agreement would be terminated under the terms of that agreement upon the death or disability of Mr. Warshawsky. If we terminate

Mr. Warshawsky's employment for "Cause" (as defined in the agreement) or if Mr. Warshawsky terminates his employment voluntarily for any reason before the end of the Term, Mr. Warshawsky will be entitled to receive his base salary through the date his employment terminates, determined without regard to pro rata bonus. If Mr. Warshawsky's employment is terminated by us without "Cause" then he will be entitled to receive: (i) base salary through the termination date; (ii) the greater of three times his current base salary or his total compensation in the previous twelve months (salary plus bonus); and (iii) reimbursement for the cost of up to the first twelve months of continuing group health plan coverage which Mr. Warshawsky and his covered dependents receive pursuant to COBRA.

The foregoing description of the Warshawsky Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of that agreement, the form of which is attached as Exhibit 10.12 to this Report. Forms of the Restricted Stock Purchase Agreements executed by Mr. Allen and Mr. Warshawsky are attached hereto as Exhibits 10.13, and 10.14 to this Report.

Security Ownership Of Certain Beneficial Owners And Management.

The following table sets forth as of June 30, 2005, certain information regarding the beneficial ownership(1) of our common stock on a fully diluted basis by (i) each person who is known by us to own 5% or more of our common stock, (ii) each of our directors, (iii) certain of our executive officers and
(iv) all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Ronco Holding Corporation, 21344 Superior Street, Chatsworth, CA 91311.

                                                       Number of                 Percent
Name and Address           Company Position          Shares owned              of class(2)
----------------           ----------------          ------------              -----------
Richard F. Allen Sr.(3)    Director, CEO, President     480,188                   3.2%
Evan J. Warshawsky         CFO, Vice President          160,063                   1.0%
                            and Secretary
Harold D. Kahn             Director,                          0                     0%
Anthony C. Brown           Director                           0                     0%
A. Emerson Martin          Director                           0                     0%
Gregg A. Mockenhaupt       Director                           0                     0%
All directors and executive
   officers as a group (6 persons)                      640,251                   4.2%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

2) Assumes the full conversion of all the Registrant's outstanding Series A Convertible Preferred Stock to common stock which would result in the Registrant having 14,540,026 shares of common stock outstanding as of the date of this Report.

(3) Mr. Allen has the right to purchase a total of 800,313 restricted shares of our common stock pursuant to the terms of his Employment Contract. Mr. Allen's shares shall be issued incrementally such that Mr. Allen currently has the right to purchase 480,188 of those shares. Mr. Allen's right to purchase is exercisable at any time after the Effective Date of his Employment Contract.

(4) Mr. Warshawsky has the right to purchase a total of 160,063 restricted shares of our common stock pursuant to the terms of his Employment Contract. Mr. Warshawsky's right to purchase is exercisable at any time after the Effective Date of his Employment Contract.

2005 Stock Incentive Plan

We intend to adopt a stock option plan (the "2005 Stock Incentive Plan"). The purpose of the 2005 Stock Incentive Plan is to attract, motivate, reward and retain our management personnel, employees, our directors and other valued advisors through the use of equity-based awards. The 2005 Stock Incentive Plan will provide for awards of options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards related to our common stock. The size of the 2005 Stock Incentive Plan will be 79,561 share equivalents of which we intend to allocate 20,000 in aggregate to certain of the proposed members of our Board of Directors.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware. Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Section 5.03 Amendment to Certificate of Incorporation.

On June 29, 2005, we filed a Certificate of Designation of Powers, Preferences and Rights of Series A Convertible Preferred Stock, par value $0.00001 per share (the OCertificate of DesignationO) with the Secretary of State of the State of Delaware. Pursuant thereto, we authorized 20,000,000 shares of our preferred stock to be designated as Series A Convertible Preferred Stock (the OPreferred StockO) to be issued or offered at a purchase price equal to $3.77 per share. 13,262,600 shares of the Preferred Stock have been sold by the Registrant in the Offering described in Item 3.02 of this Current Report.

The holders of the Preferred Stock (the "Preferred Holders") are entitled to a 5% cumulative dividend payable quarterly in cash or additional shares of Preferred Stock at our discretion. The Preferred Stock is convertible at any time, at the option of the Preferred Holders, into shares of our common stock at a price of $3.77 per share (the "Conversion Price"), subject to a standard, broad-based, weighted average adjustment to reduce dilution in the event we issue or sell shares of common stock, or rights or securities convertible into shares of common stock, where the purchase price or exercise price of such securities is less than the Conversion Price. The Conversion Price will not be adjusted as a result of shares issued under qualifying stock options and bonus plans, employment agreements, in connection with bona-fide mergers and acquisitions or shares issued pursuant to anti-dilution provisions of other securities outstanding on the date of the closing of the Offering. Adjustments in the Conversion Price will be made in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger in a manner which will provide the Preferred Holders, upon full conversion into common stock, with the same percentage ownership of the Registrant that existed immediately prior to such action. We have the right to force the conversion of the Preferred Stock into shares of our common stock at any time if: (a) the common stock underlying the Preferred Stock, has been registered and listed for trading; (b) the closing market price of our common stock exceeds a 100% premium of the Conversion Price per share for 20 out of the previous 30 consecutive trading days and (c) the trading volume of our common stock equals or exceeds

50,000 shares per day for 20 out of the previous 30 consecutive trading days. The Preferred Stock has the same voting rights as our common stock, on an as converted basis, with the Preferred Holders having one vote for each share of common stock into which their Preferred Stock is convertible. The Preferred Holders have the right to vote on all matters presented to our common stockholders for a vote.

The Preferred Stock has a liquidation preference over our common stock up to the per share purchase price of the Preferred Stock plus any unpaid and accrued dividends thereon.

The foregoing description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by the complete text of that certificate, the form of which is attached as Exhibit 4.1 to this Report.

Section 8. Other Events.

Through the acquisition of assets described in Section 2 of this Report above, we have materially changed our operations from a development stage company to one with operations in the marketing and sale, both direct and through retail outlets, of kitchen and household consumer goods. The following is a description of the background of the past operations of the Predecessor Entities and of our business plan for the utilization of the assets purchased from the Sellers.

             Cautionary Notice Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. We undertake no obligation to publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date they are made or to reflect the occurrence of unanticipated events.

Post Merger and Post Asset Purchase Business Summary

As a result of the closings of the Merger and the Asset Purchase Agreement, the operations of RMC, our wholly-owned subsidiary, will be our sole operations. RMC was formed under the laws of the State of Delaware in October 2004. RMC acquired the assets of the Predecessor Entities through the Ronco Asset Purchase transaction and will use those assets to conduct its business under the same general business plan as the Predecessor Entities. The following is a brief description of the proposed operations of RMC.

Business

We are a provider of proprietary branded consumer products for the kitchen and home, sold primarily through direct response television marketing (also known as infomercials). Ronald M. Popeil started selling products under the RoncoTM brand over forty years ago. Since then, the Ronco brand has been developed into what we believe is a strong and recognizable consumer brand, enjoying broad recognition from both consumers and the business community as an innovator in both direct response television and consumer products. We believe the Ronco brand name has a very high awareness with consumers. Over the last six years, the Predecessor Entities have sold products to over five million unique customers, and we will seek to continue to expand the existing customer relationships we acquired through the Ronco Asset Purchase and to attract new customers by introducing new product line extensions and entering new product categories.

Through the experience of our management and our agreements with Mr. Popeil, we will seek to continue to be innovators in the direct response television industry for the products we acquired through the Ronco Asset Purchase and any new products we acquire or develop in the future. We also plan to supplement our direct response television investment with indirect distribution channels, such as wholesale distributors and direct sales to retailers, and other direct marketing efforts, such as through our online presence (www.ronco.com), television retailing, our customer service department and third-party outbound telemarketing.

We have established multiple sourcing relationships that provide us with low-cost, high-volume production capacity, consistent product quality and quick response times. We have also established a highly-efficient order fulfillment system by tightly integrating our own systems and processes with those of nationally-recognized third-party telemarketing and fulfillment vendors.

Product Offerings

We currently offer two product categories: kitchen products and household products. All of our products carry the RoncoTM or PopeilTM brand names and have enjoyed consistently high satisfaction rates.

Kitchen Products

We manufacture or source, market and distribute innovative, affordable and highly functional products for use in kitchens. Products marketed by us under the Ronco and Popeil brands for use in food preparation and storage include the Electric Food DehydratorTM, the Solid Flavor InjectorTM, and Popeil's Pasta MakerTM.

Our most prominent kitchen product line today is our family of Showtime Rotisserie & BBQTM electric rotisserie ovens and accessories. From the 1998 launch of this product family by the Predecessor Entities through December 31, 2004, over $750 million worth of Showtime-related products have been sold, the majority of which sales have occurred through direct response television marketing. We offer several models of Showtime ovens and a range of accessories for use with the ovens, including cookbooks, food products such as marinades, rubs and sauces, and cooking tools such as gloves, self-turning kabob rods and wire baskets.

Another of our prominent kitchen products is the Six Star+ Cutlery SetTM of knives for use in residential kitchens. We offer a range of accessories that complement our Six Star+ Cutlery Set, including flatware, knife sharpeners, scissors and wooden blocks.

We believe the success of the Showtime product family demonstrates the effectiveness of infomercials as a marketing medium for unique products and the value that we can create through innovative product design. We believe the success of the Six Star+ Cutlery Set product line demonstrates the value that the Ronco brand and direct response media can bring to the marketing of more common kitchen products. Household Products

We also manufacture or source, market and distribute a variety of innovative, affordable and highly functional products for use in the home. Notable consumer products marketed by us for cleaning, personal care, recreational and other purposes include The Pocket FishermanTM and GLHTM (Great Looking Hair). Nominal amounts of certain of these products are sold today, primarily through channels other than direct response television. We believe these products can be periodically and successfully re-launched with the assistance of wholesale distribution partners.

Industry Overview

According to the Direct Marketing Association 2004 Statistical Fact Book, the U.S. electronic direct response industry, (including direct orders, lead generation and traffic generation for both business to business and business to consumer for TV, radio and the Internet), reached $296 billion in 2004. U.S. revenues from the direct response television (DRTV) medium have grown at a rate of 11% since 2003 and reached $167 billion in 2004. A recent study by the Electronic Retailing Association showed 63 percent of Americans, or more than 136 million people, routinely watch some form of DRTV advertising. Today, DRTV is said to account for 25% of all television commercials (according to www.direct-response-television.com). According to CyberAtlas, more than one-quarter (28.6%) of Americans have reportedly purchased a product advertised via an infomercial. Finally, in a study conducted by Response Magazine, 33% of the respondents indicated that product demonstration is the primary reason for DRTV purchases, followed by price (16%).

Direct response marketing allows marketers to develop, test, implement, measure and modify their marketing programs. The advertiser can monitor exactly how much business is derived from each station, each media purchase and each creative effort. DRTV has succeeded as a medium in part because the format allows potential purchasers to see products in use. We will continue to utilize DRTV to market our products directly to consumers and to build brand awareness to support our retail distribution efforts.

Growth and Profitability Strategy

Our objective is to increase our revenue, profitability and cash flow by leveraging the Predecessor Entities' position as a leader in branded products for use in the kitchen and elsewhere around the home that are marketed through direct response television as well as other distribution channels. Our strategy for this objective includes the following key elements:

Expand Retail Distribution.

We believe there is a substantially untapped opportunity to market our products through traditional retailers. A leading publication serving the direct response television industry, Response Magazine, stated in its March 2004 issue that products that are initially marketed through direct response television marketing may generate through retail distribution an average of five (and in some cases as much as twenty) times the total unit sales realized from infomercial campaigns. A core component of our strategy will be to expand our retail distribution by entering into direct distribution agreements with key national retailers of household and home improvement products. We are currently in discussions with a number of mass merchants, department stores and large retail chains to expand distribution of Ronco products nationwide. We will also re-focus our existing wholesale distribution relationships to target selected smaller or regional retail chains while we develop direct relationships with the larger retailers, thus capturing a greater margin percentage. As part of this strategy, we intend to selectively re-introduce certain of our existing products into retail distribution.

Introduce New Products.

Since the inception of the Ronco and Popeil brands, Ronald M. Popeil has been the sole determinant of product strategy, and until the recent debut of our cutlery product line, Mr. Popeil's inventions have been the only source of major new products for those brands. The terms of the New Product Development Agreement ensures that we will have an on-going relationship with Mr. Popeil with respect to Mr. Popeil's new product inventions. However, a core component of our strategy is to diversify our sources of product development and our emphasis on a given product category. We intend to pursue a new product strategy that includes: (i) adding complementary products to our existing primary product lines (Showtime Rotisserie and Six-Star+ Cutlery Set); (ii) adding unique products from third-party inventors that have the opportunity to be major contributors; (iii) introducing new Ronco-branded product lines that feature more common products (such as cutlery or dinnerware) but innovate through packaging and pricing for both private label and general distribution; and (iv) working closely with Mr. Popeil to develop and launch new and innovative product lines.

Pursue Emerging Domestic and International Market Opportunities.

We believe there are a number of other unrealized opportunities for us to reach new audiences and enhance our distribution methods. As an example, we believe the Hispanic population within the United States represents a growing and very attractive market for our products. We intend to more precisely target and reach this audience through the production and airing of Spanish-language infomercials on Hispanic television stations. We also intend to aggressively extend our product marketing and distribution with respect to foreign markets. Finally, we believe our current website could be improved to enhance its functionality and the user experience, which we believe should result in higher online commerce sales. We intend to re-launch our website within the next year with significantly greater functionality.

Realize Process Efficiencies.

We have implemented new sourcing arrangements which we believe will enable us to realize substantial cost savings, improving gross margins and profitability. We have also recently entered into certain fulfillment arrangements that should provide us with additional savings. We intend to re-engineer many of our business processes over the next two years, and expect that we will enhance our profitability as a result.

Section 9. Financial Statement and Exhibits.

(a) Financial Statements of the Business Acquired

The financial statements responsive to this Item 7(a) shall be filed by an amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The financial statements responsive to this Item 7(b) shall be filed by an amendment to this Current Report on Form 8-K.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit     Description
-------     -----------

2.1 Form of the Agreement and Plan of Merger dated May 20, 2005, by and among Fi-Tek, VII, Inc., Ronco Acquisition Corporation, the FTK Insiders and Ronco Marketing Corporation.

2.2 Form of the Asset Purchase Agreement by and among Ronco Marketing Corporation and Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust and Ronald M. Popeil dated December 10, 2004, as amended.

4.1 Form of the Certificate of Designation of Powers, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant.

10.1 Form of Assignment and Assumption Agreement dated June 29, 2005, between Ronco Marketing Corporation and Ronald M. Popeil.

10.2 Form of Promissory Note between Ronco Marketing Corporation and Popeil Inventions Inc.

10.3 Form of the Consulting and Advisory Services Agreement between Ronco Marketing Corporation and Ronald M. Popeil.

10.4 Form of the Trademark Co-Existance Agreement between Ronco Marketing Corporation and Ronald M. Popeil.

10.5        Form of the New Product Development Agreement by and among Ronald M.
            Popeil, Alan L. Backus and Ronco Marketing Corporation.

10.6 Form of the Placement Agent Agreement dated May 26, 2005 between Ronco Marketing Corporation and Sanders Morris Harris.

10.7 Form of the Advisory Agreement dated May 20, 2005, between Ronco Marketing Corporation and Copper Beech Equity Partners LLC, Copperfield Equity Partners LLC, Coll International LLC, and Content Holding LLC.

10.8        Form of Registrant's Subscription Agreement.

10.9 Form of Warrant between the Registrant and Sanders Morris Harris Inc. issued under the terms of the Placement Agent Agreement attached hereto as Exhibit 10.6.

10.10 Form of the Registration Rights Agreement between Ronco Corporation, the parties set forth on the signature page and Exhibit A thereto and other stockholders of the Company.

10.11 Form of the Employment Agreement between Ronco Corporation and Richard F. Allen.

10.12       Form of the Employment Agreement between Ronco Corporation and Evan
            J. Warshawsky.

10.13 Form of the Restricted Stock Purchase Agreement between Ronco Corporation and Richard F. Allen.

10.14 Form of the Restricted Stock Purchase Agreement between Ronco Corporation and Evan J. Warshawsky.

99.1        Press Release dated June 30, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ronco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               RONCO CORPORATION



                               By: /s/ Evan J. Warshawsky
                                       ----------------------------
                                       Evan J. Warshawsky
                                       Chief Financial Officer, Vice-President
                                       and Secretary

                                  EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit     Description
-------     -----------

2.1 Form of the Agreement and Plan of Merger dated May 20, 2005 by and among Fi-Tek, VII, Inc., Ronco Acquisition Corporation, the FTK Insiders and Ronco Marketing Corporation.

2.2 Form of the Asset Purchase Agreement by and among Ronco Marketing Corporation and Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust and Ronald M. Popeil dated December 10, 2004.

4.1 Form of the Certificate of Designation of Powers, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant.

10.1 Form of Assignment and Assumption Agreement dated June 29, 2005, between Ronco Marketing Corporation and Ronald M. Popeil.

10.2 Form of Promissory Note between Ronco Marketing Corporation and Popeil Inventions Inc.

10.3 Form of the Consulting and Advisory Services Agreement between Ronco MarketingCorporation and Ronald M. Popeil.

10.4 Form of the Trademark Co-Existance Agreement between Ronco Marketing Corporation and Ronald M. Popeil.

10.5        Form of the New Product Development Agreement by and among Ronald M.
            Popeil, Alan L. Backus and Ronco Marketing Corporation.

10.6 Form of the Placement Agent Agreement dated May 26, 2005 between Ronco Marketing Corporation and Sanders Morris Harris.

10.7 Form of the Advisory Agreement dated May 20, 2005, between Ronco Marketing Corporation and Copper Beech Equity Partners LLC, Copperfield Equity Partners LLC, Coll International LLC, and Content Holding LLC.

10.8        Form of Registrant's Subscription Agreement.

10.9 Form of Warrant between the Registrant and Sanders Morris Harris Inc. issued under the terms of the Placement Agent Agreement attached hereto as Exhibit 10.6.

10.10 Form of the Registration Rights Agreement between Ronco Corporation, the parties set forth on the signature page and Exhibit A thereto and other stockholders of the Company.

10.11 Form of the Employment Agreement between Ronco Corporation and Richard F. Allen.

10.12       Form of the Employment Agreement between Ronco Corporation and Evan
            J. Warshawsky.

10.13 Form of the Restricted Stock Purchase Agreement between Ronco Corporation and Richard F. Allen.

10.14 Form of the Restricted Stock Purchase Agreement between Ronco Corporation and Evan J. Warshawsky.

99.1        Press Release dated June 30, 2005